UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      March 6, 2003

Lithia Motors, Inc.
(Exact Name of Registrant as specified in its charter)
Oregon (State or other jurisdiction of incorporation)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.

360 E. Jackson Street, Medford, Oregon Address of Principal Executive Office	97501 Zip Code

Registrant's telephone number including area code 541-776-6868

(Former name or former address, if changed since last report)      Not applicable

Item 7. Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Exhibits.
The following Exhibit is filed or furnished as part of this Report to the extent described in Item 9.
(99) Press Release dated March 6, 2003.

Item 9. Regulation FD Disclosure.

      On March 6, 2003, Lithia Motors, Inc. issued a press release announcing a new credit facility with DaimlerChrysler Services North America. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LITHIA MOTORS, INC. (Registrant)

Date: March 6, 2003	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts Assistant Secretary

EXHIBIT 99

LITHIA MOTORS ANNOUNCES NEW CREDIT FACILITY WITH DAIMLERCHRYSLER SERVICES NORTH AMERICA

MEDFORD, OREGON, March 6, 2003 (8:00 a.m. EST) - Lithia Motors, Inc. (NYSE: LAD) announced today that it has established a new three year credit facility with DaimlerChrysler Services North America. The facility includes up to $200 million for acquisitions and working capital. In addition, DaimlerChrysler Services, Ford Credit, Toyota Motor Credit and GMAC will continue to provide wholesale floorplan financing for their respective vehicles.

Jeff DeBoer, Senior Vice President and CFO of Lithia Motors stated "DaimlerChrysler Services is one of the largest providers of automotive retail and commercial financing in the United States and a logical choice and outstanding financing partner for our Company. With a combination of internally generated cash flow and this new acquisition line, we have more than sufficient capital to support Lithia's growth strategies."

Lithia currently owns 132 franchises in California, Oregon, Washington, Nevada, Colorado, Idaho, South Dakota, Alaska, Texas and Nebraska and sells 24 brands of new vehicles at 72 stores and over the internet through "Lithia.com-America's Car & Truck Store." Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

About DaimlerChrysler Services North America LLC

DaimlerChrysler Services North America LLC provides brand specific financing for automotive dealers' inventories and their retail consumers and does business as Chrysler Financial and Mercedes-Benz Credit. As DaimlerChrysler Services Truck Finance it also finances commercial vehicles for affiliate products such as Freightliner, Sterling and Western Star. The company serves as the headquarters for the operations in the United States, Canada and Mexico and has over 5,000 employees who manage a portfolio of $83 billion with nearly five million contracts. DaimlerChrysler Services North America is a member of the DaimlerChrysler Services Group, headquartered in Berlin, Germany which operates in 39 countries with an employee base exceeding 10,000 and a global portfolio of EUR 109 billion. DaimlerChrysler Services is one of the leading financial services companies worldwide.

This press release includes forward looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation economic conditions, acquisition risk factors and others set forth from time to time in the company's filings with the SEC. Specific risks in this press release include the company having sufficient capital to support its growth strategies.

For additional information on Lithia Motors, contact: Jeff DeBoer, Senior VP and Chief Financial Officer (541) 776-6868 (E-mail: invest@lithia.com) or Dan Retzlaff, Director Investor Relations at (541) 776-6819 or log-on to: www.lithia.com - go to About Lithia - Investor Relations.